UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200629

GSG GROUP INC.
(Exact name of Registrant as specified in its charter)

Nevada	35-2513795
(State of incorporation)	(IRS Employer Identification No.)

Avenida Dr. Rodrigo Rodrigues No.223-225.

Edif Nam Kwong. 8 Andar J2. Macau

 Address of Principle Executive Office

(305)-239-9993

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

November 20th, 2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On July 12, 2020, Mr Xin Chen entered into a Share Cancellation Agreement with the Company, agreeing with the Company that 19,000,000 of his shares of Company´s common stock be cancelled as part of the Company´s Asset Assignment Agreement with Prejex Holdings GmbH, whereas Prejex Holdings GmbH needs to make payment of $150,000 to Mr. Chen by June 30, 2021.

On July 28, 2020 the board of directors of the Company adopted a board resolution to cancel said number of shares and on August 8, 2020 signed an instruction to the Company´s transfer agent to cancel the shares accordingly.

On November 06, 2020 said 19,000,000 shares have been cancelled, leaving Medical Consult Europe B.V. and Decimus Beheer B.V. the two major shareholders in the Company, now holding ca. 59% of all voting rights together.

ITEM 9.01 EXHIBITS

(d) Exhibits.

99.1	Board Resolution re Cancellation of Shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20th, 2020

GSG GROUP INC.

/s/ Frank Raymakers
By:	Frank Raymakers, President & CEO

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